Exhibit 4

                                                                    APPENDIX III


                                 MEMS USA, INC.


                          REGISTRATION RIGHTS AGREEMENT

                          REGISTRATION RIGHTS AGREEMENT


      THIS REGISTRATION RIGHTS AGREEMENT is made effective as of the date set forth on the signature page below by and among MEMS USA, INC., a Nevada corporation (the "Company"), the purchasers of units of the Company ("Units") pursuant to the Company's Private Placement Memorandum ("Memorandum") dated August 22, 2005 and who have executed, and are identified in the Subscription Agreement attached to the Memorandum as Appendix I. The purchasers of the Units shall be referred to hereinafter as an "Investor" and all of whom are herein called, collectively, the "Investors"), with reference to the following facts:

      In connection with the Subscription Agreement by and between the Company and the Investor, and as a condition to the closing of the transactions contemplated therein, this Agreement is to be executed and delivered by the Investors and the Company.

      NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto further agree as follows:

      1. Registration Rights. The Company covenants and agrees as follows:

            1.1 Definitions. For purposes of this Section 1:

                  (a) "Form S-3" means such form under the 1933 Act as in effect on the date hereof or any registration form under the 1933 Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                  (b) "Holder" means any person owning or having the right to acquire Registrable Securities that have not been sold to the public or pursuant to Rule 144 under the 1933 Act, or any assignee thereof in accordance with
Section 1.11 hereof.

                  (c) "1933 Act" means the Securities Act of 1933, as amended.

                  (d) "1934 Act" means the Securities Exchange Act of 1934, as amended.

                  (e) "register", "registered", and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the 1933 Act, and the declaration or ordering of effectiveness of such registration statement or document.

                  (f) "Registrable Securities" means (i) the shares of the Company's $.001 par value Common Stock included in the Units issued and sold in the offering, (ii) the shares of Common Stock issuable upon exercise of the common stock purchase warrants made part of the Units, and (iii) any other shares of stock of the Company issued as (or issuable on the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in clauses (i) and (ii) above; provided that there shall be excluded any Registrable Securities sold by a person in a transaction in which that person's rights under this Section 1 are not assigned.

                  (g) The number of shares of "Registrable Securities" outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

                  (h) "SEC" means the Securities and Exchange Commission.

                  (i) Other Terms: Any other capitalized term not defined herein shall have the meaning set forth in the Subscription Agreement.


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            1.2 [Intentionally Omitted].

            1.3 Agreed Registration.

                  (a) Within ninety (90) days after the Termination Date of the Offering (as defined in the Memorandum) or, if sooner, the final closing of the offering, the Company shall prepare and file with the SEC a registration statement on Form S-3 (or, if Form S-3 is not then available, on such form of registration statement that is then available to effect a registration of all Registrable Securities, subject to consent of the Investors holding at least a majority of the Registrable Securities) covering the registration of all of the Registrable Securities. The Company shall use its best efforts to obtain the effectiveness of such registration statement as soon as possible thereafter. The Company shall keep such registration statement effective at all times until the earliest of the date (i) on which all the Registrable Securities are sold by the Holders in open market transactions, (ii) on which all the Registrable Securities can be sold by the Holders (and any affiliate of the Holders with whom the Holders must aggregate their sales under Rule 144) in any three-month period without volume limitation and without registration in compliance with Rule 144 under the 1933 Act, or (iii) that is two years from the termination date of the offering.

                  (b) If the Holders intend to distribute the Registrable Securities by means of an underwriting, they shall so advise the Company. The underwriter and shall be reasonably acceptable to the Company.

                  (c) The Company shall execute such other and further certificates, instruments and other documents as may be reasonably requested by the Investors or reasonably necessary or proper to implement, complete and perfect the Investors' rights under this Section 1.3 and, upon effectiveness of a registration statement with respect to the Registrable Securities, to freely trade the Registrable Securities without limitation or restriction imposed or created by the Company or securities law.

                  (d) The terms and covenants set forth in this Section 1.3 shall terminate as to each Holder and be of no further force and effect on the earliest of the date (i) on which all the Registrable Securities beneficially owned by that Holder are registered pursuant to this Section 1.3 and sold by that Holder in an open market transaction, (ii) on which all Registrable Securities can be sold by that Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) in any three-month period without volume limitation and without registration in compliance with Rule 144 under the 1933 Act, or (iii) that is two (2) years from the termination date of the offering.

                  (e) In the event that the Company files a registration statement on a Form other than Form S-3 and Form S-3 shall later become available to effect a registration of the Registrable Securities, within one hundred twenty (120) days thereafter the Company shall file a registration statement on Form S-3 to replace the initial registration statement referred to above in this Section 1.3. In such event, the above provisions of this Section
1.3 shall apply equally to such replacement registration statement.

            1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) promptly give written notice to the Holders of the filing and effectiveness of the proposed registration statement and any amendments or supplements thereto, and any related qualification or compliance, and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the 1933 Act with respect to the disposition of all securities covered by such registration statement during the period of time such registration statement remains effective;

                  (b) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request to facilitate the disposition of Registrable Securities owned by them;


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                  (c) on request by any Holder or Holders, furnish to such
Holder or Holders signed counterparts of (x) an opinion of counsel to the Company, dated the effective date of such registration statement and (y) if the registration relates to an underwritten public offering, an opinion of counsel and accountants' letter each dated the date of the closing under any underwriting agreement related thereto; which opinions and accountants' letters shall in each case cover substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities;

                  (d) on request of any Holder or Holders, furnish to such Holder or Holders copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of any applicable stock exchange, the NASD or other regulatory or self-regulatory authority. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request;

                  (e) use best efforts to register and qualify the securities covered by such registration statement under such securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

                  (f) during the period of time such registration statement remains effective, notify each Holder of Registrable Securities covered by such registration statement at any time when (i) a prospectus relating thereto is required to be delivered under the 1933 Act or (ii) the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and in the case of clause (ii) above, the Company shall use its best efforts to remedy such untrue statement or omission as promptly as practicable and in any event within 60 days after delivering the suspension notice referred to below in this Section 1.4(f), and the Holder shall suspend the use of the prospectus until its receipt of the written notice referred to in the next-to-last sentence of this Section 1.4(f). Notwithstanding the provisions of this Section 1.4(f), the Company may, during the period a registration statement is required to remain effective hereunder, suspend the use of the prospectus not more than once during any six-month period and for a period not to exceed one hundred and twenty days (whether or not consecutive) in any 12-month period if the Board of Directors of the Company determines in good faith that because of valid business reasons, including pending mergers or other business combination transactions, the planned acquisition or divestiture of assets, pending material corporate developments and similar events, it is in the best interests of the Company not to disclose material nonpublic information and to suspend such use, provided that (a) the Company's executive officers, directors and affiliates shall be similarly prohibited from disposing of Common Stock of the Company and
(b) prior to or contemporaneously with suspending such use the Company shall have provided the Holders of Registrable Securities with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension. At the end of any such suspension period, the Company shall provide the Holders with written notice of the termination of such suspension together with copies of prospectus supplements or amendments prepared by or on behalf of the Company (which the Company shall prepare as promptly as practicable) fully correcting the registration statement. Upon receipt of a suspension notice from the Company, all time limits applicable to the Holders and the Company under clauses (a) and (d) of Section 1.3 of this Agreement shall automatically be extended by an amount of time equal to the amount of time the suspension period is in effect.

                  (g) cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which securities of the same class issued by the Company are then listed or to be quoted on any interdealer quotation system of other quotation medium on which securities of the same class issued by the Company are then quoted; and


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

                  (h) provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

            1.5 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding such Holder, the Registrable Securities held by such Holder, and the intended method of disposition of such securities as shall be required to effect the registration of such Registrable Securities.

            1.6 Expenses of Registration. All expenses incurred in connection with registrations, filings or qualifications pursuant to this Section 1, including without limitation all registration, filing and qualification fees, printing fees and expenses, accounting fees and expenses, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders selected by the Holders, not to exceed $5,000 for each registration statement or each amendment thereto (provided that there are not more than two drafts thereof), shall be borne by the Company. Anything herein to the contrary notwithstanding, all underwriting discounts and commissions incurred in connection with a sale of Registrable Securities shall be borne and paid by the Holder thereof, and the Company shall have no responsibility therefor.

            1.7 Indemnification. If any Registrable Securities are included in a registration statement under this Section 1:

                  (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners or officers, directors and stockholders of such Holder, legal counsel and accountants for such Holder, any underwriter (as defined in the 1933 Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the 1933 Act or the 1934 Act, against any losses, claims, damages, actions or liabilities (joint or several) to which they may become subject under the 1933 Act, the 1934 Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any registration statement filed hereunder, including without limitation any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the 1933 Act, the 1934 Act or any state securities law; and the Company will reimburse such Holder, underwriter or controlling person for any legal or other expenses incurred, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based on a Violation that occurs in reliance on and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person.

                  (b) To the extent permitted by law, each selling Holder will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each person, if any, who controls the Company within the meaning of the 1933 Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities to which any of the foregoing persons may become subject, under the 1933 Act, the 1934 Act or any other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance on and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this Section 1.7(b), for any legal or other expenses reasonably incurred, as incurred, by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided that the indemnity agreement in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld or delayed); and provided further that in no event shall any indemnity by such Holder under this Section 1.7(b), when aggregated with amounts contributed, if any, pursuant to Section 1.7(d), exceed the net proceeds from the sale of Registrable Securities hereunder received by such Holder.


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                  (c) Promptly after receipt by an indemnified party under this
Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent that the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to notify the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 1.7 except to the extent the indemnifying party is prejudiced as a result thereof, but any omission so to notify the indemnifying party will not in any event relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

                  (d) If the indemnification provided in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements, omissions or violations that shall have resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this Section 1.7(d), when aggregate with amounts paid, if any, pursuant to Section 1.7(b), exceed the net proceeds from the sale of Registrable Securities hereunder received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

            The Company and each selling Holder agree that it would not be just and equitable if contribution pursuant to this Section 1.7(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) will be entitled to contribution from any person who or entity that was not guilty of such fraudulent misrepresentation.

                  (e) No indemnifying party shall be liable for any incidental, consequential, indirect, special or punitive damages or for lost profits of any kind or nature whatsoever, whether or not foreseeable, whether such liability is based on contract, tort, negligence or any other theory, even if apprised of the possibility of such liability.

                  (f) The obligations of the Company and Holders under this
Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

            1.8 Reports under 1934 Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration statement (including, without limitation, Form S-3), the Company agrees to:


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                  (a) make and keep public information available, as those terms are used in SEC Rule 144, at all times;

                  (b) take such commercially reasonable action as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities;

                  (c) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act; and

                  (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith on request, (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the 1933 Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

            1.9 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such Registrable Securities that (i) is a subsidiary, parent, current or former partner, current or former limited partner, current or former member, current or former manager or stockholder of a Holder, (ii) is an entity controlling, controlled by or under common control with a Holder, including without limitation a corporation or limited liability company that is a direct or indirect parent or subsidiary of the Holder, (iii) is a transferee or assignee of a Holder and the number of shares representing or underlying the Registrable Securities (whether in the form of shares, warrants to purchase shares, or a combination of the foregoing) transferred or assigned constitute at least 50,000 shares of Registrable Securities held by such Holder (as adjusted for stock split, combinations, dividends and the like); provided that: (a) the Company is, within a reasonable time after such transfer, notified of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act; and (d) such assignment is not made pursuant to a registration statement effected pursuant to this Agreement.

      2. Miscellaneous.

            2.1 Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to the benefit of and bind the respective successors and permitted assigns of the parties (including transferees receiving Registrable Securities pursuant to Section 1.9). Nothing in this Agreement, express or implied, is intended to confer on any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            2.2 Governing Law. This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of California, without giving effect to its conflicts of law principles. All disputes between the parties hereto arising out of or in connection with this Agreement or the Registrable Securities, whether sounding in contract, tort, equity or otherwise, shall be resolved only by state and federal courts located in Los Angeles, California, and the courts to which an appeal therefrom may be taken. All parties hereto waive any objections to the location of the above-referenced courts, including but not limited to any objection based on lack of jurisdiction, improper venue or forum non conveniens. Notwithstanding the foregoing, any party obtaining an order or judgment in any of the above-referenced courts may bring an action in a court in another jurisdiction in order to enforce such order or judgment.

            2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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            2.4 Headings. The headings of sections and subsections in this
Agreement are used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

            2.5 Notices. Any request, consent, notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed duly given and received when delivered personally or transmitted by facsimile, one business day after being deposited for next-day delivery with a nationally recognized overnight delivery service, or three business days after being deposited as first class mail with the United States Postal Service, all charges or postage prepaid, and properly addressed to the party to receive the same at the address for such party indicated on the signature page hereof or at such other address as such party may designate by advance written notice to the other parties.

            2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled. In addition, the Company shall pay the reasonable attorneys' fees, costs and disbursements of the Investors in enforcing any terms of this Agreement, whether or not any action at law or in equity is brought.

            2.7 Entire Agreement: Amendments and Waivers. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the consent of the Company and the holders of more than 50% of the Registrable Securities; provided that no amendment shall be effective unless approved by the holder or holders of Registrable Securities that shall be affected adversely, or affected differently from the Holders generally, by such amendment. Any amendment or waiver effected in accordance with this Section 2.7 shall be binding on the Company, each holder of any Registrable Securities and each future holder of all such Registrable Securities.

            2.8 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.


                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by or on behalf of the parties hereto as of the date first above written.

      Dated as of ____________, 2005.

                                    "Company"

                                    MEMS USA, INC.

                                    By:
                                       -----------------------------------
                                       James A. Latty, PhD, PE
                                       Chief Executive Officer

                                            "Investor"

For Individual Investors:           For Investors other than Individuals:


----------------------              --------------------------------------
Signature                           Name of Entity (Please Print)


                                    By:
----------------------                 -----------------------------------
Name (Please Print)                 Signature


                                    --------------------------------------
                                    Name (Please Print)


                                    --------------------------------------
                                    Title


                [Signature page to Registration Rights Agreement]


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                            WARRANT TO PURCHASE UNITS

            NEITHER THE WARRANT REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS.. NEITHER THE WARRANT NOR SUCH SECURITIES MAY BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.

                                 MEMS USA, INC.

No. ___                                        __________ shares of Common Stock

Date of Issuance: _________________, 2005

      THIS CERTIFIES that, for value received, hereby certifies that [_________] or its registered assigns (the "Holder"), is entitled to subscribe for and purchase from MEMS USA, INC., a Nevada corporation (the "Company"), upon the terms and conditions set forth herein, at any time after the date hereof, and before 5:00 P.M. on the fifth anniversary of the date hereof, (the "Exercise Period"), _____________ (__________) fully paid and nonassessable shares of the $.001 par value common stock (the "Common Stock"), at an exercise price of $2.25 per share of Common Stock (the "Exercise Price"). If the last day of the Exercise Period is a day on which banking institutions in the State of New York are required or authorized to close, then the Exercise Period shall end on the next succeeding day which is not such a day. The number of shares of Common Stock issuable upon exercise of the Warrant (the "Warrant Securities") and the Exercise Price may be adjusted from time to time as hereinafter set forth.

      As used herein the term "this Warrant" shall mean and include this Warrant and any Warrant or Warrants hereafter issued as a consequence of the exercise or transfer of this Warrant in whole or in part. Upon each adjustment of the Exercise Price as a result of the calculations made in Section 5, this Warrant shall thereafter evidence the right to receive, at the adjusted Exercise Price, that number of shares of Common Stock (calculated to the nearest one-hundredth) obtained by multiplying the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment by a fraction, the numerator of which is the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and the denominator of which is the Exercise Price in effect immediately after such adjustment of the Exercise Price.


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      1. This Warrant may be exercised during the Exercise Period, as to the total number of shares of Common Stock covered hereby or any lesser number of whole shares of Common Stock, by surrender of this Warrant to the principal offices of the Company, together with the Form of Election attached hereto, duly executed, and accompanied by payment to the Company of an amount equal to the Exercise Price multiplied by the number of shares of Common Stock as to which this Warrant is then being exercised (the "Purchase Price"). Such payment may be made, at the option of the Holder, by cash, money order, certified or bank cashier's check or wire transfer; provided, however, that the Holder shall have the right (the "Right of Cashless Exercise"), at its election, in lieu of making such payment, to instruct the Company in the Form of Election attached hereto to retain, in payment of such Exercise Price or any portion thereof, that number of Warrant Securities that have an aggregate Fair Market Value (as defined below) equal to the Exercise Price (the "Payment Securities") from the number of Warrant Securities (or portion thereof) as to which this Warrant is then being exercised. In the event the Holder elects to exercise its Right of Cashless Exercise, the Holder shall surrender this Warrant pursuant to the terms and conditions herein, together with the Notice of Cashless Exercise attached hereto, duly executed, and the Payment Securities shall be deducted from the Warrant Securities to be delivered to the Holder. "Fair Market Value" means, as of any date, (i) if Warrant Securities are listed on a national securities exchange, the average of the closing sale price per share therefor on the securities exchange on which the greatest average volume of such shares are traded over the last ten (10) trading days before such date, (ii) if such Warrant Securities are listed on The Nasdaq National Market, the Nasdaq SmallCap Market or quoted on an interdealer quotation system but not on any national securities exchange, the average of the closing sales price per share therefor on The Nasdaq National Market, the Nasdaq SmallCap Market or interdealer quotation system (as the case may be), for the last ten (10) trading days before such date, (iii) if such Warrant Securities are not listed or quoted on either a national securities exchange, The Nasdaq National Market, the Nasdaq SmallCap Market or other interdealer quotation system, the average over the last twenty
(20) trading days before such date of the average of the closing bid and asked prices per share therefor on the pink-sheets or non-interdealer quotation system, or (iv) if no such sales or bid and asked prices are available, the fair market value per share of the Warrant Securities as of such date, as determined in good faith by the Board of Directors of the Company, provided that the value of any Common Stock included in the Warrant Securities shall not, in any event, be less than the greater of the price per share of the Common Stock payable in connection with the then most recent issuance of Common Stock and the average exercise price placed upon any warrants, options and other securities convertible into Common Stock issued in the thirty days prior to the date of determination of such Fair Market Value, or if no such issuances have occurred within such thirty day period, the average exercise price placed upon the prior three issuances of warrants, options and/or other securities convertible into Common Stock.

      2. Upon the exercise of the Holder's rights to purchase shares of Common Stock pursuant to Section 1 above, the Holder shall be deemed to be the holder of record of the Warrant Securities issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or certificates or other instruments representing such Warrant Securities shall not then have been actually delivered to the Holder. As soon as practicable after the exercise of this Warrant pursuant to Section 1 above, the Company shall issue to the Holder a certificate or certificates for the shares of Common Stock issuable upon such exercise and a warrant agreement for the warrants issuable upon such exercise, in each case registered in the name of the Holder or its designee and dated the date of such exercise. If the Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the right of the Holder to purchase the balance of the shares of Common Stock (or portions thereof) subject to purchase hereunder.

      3. Subject to compliance with applicable law, the Holder may transfer or assign this Warrant, in whole or in part, from time to time without the consent of the Company. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Form of Assignment annexed hereto duly executed, and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or assignees named in such instrument of assignment and this Warrant shall promptly be canceled.

      4. The Company shall at all times reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of providing for the exercise of the rights to purchase all shares of Common Stock granted pursuant to this Warrant. The Company covenants that all shares of Common Stock issuable upon exercise of this Warrant (including all shares of Common Stock issuable upon exercise of the warrants included in the shares of Common Stock of which this Warrant originally was a part) shall at the time of issuance be validly issued, fully paid, nonassessable, free of all taxes, liens and charges created by the Company, and free of preemptive rights. If the Common Stock is or becomes listed on any national securities exchange or quoted on The Nasdaq National Market or the Nasdaq SmallCap Market, the Company shall at its expense cause all shares of Common Stock issuable upon exercise of the Warrants to be listed on such exchange subject to notice of issuance or quoted on The Nasdaq National Market or Nasdaq SmallCap Market, as the case may be.

      5. So long as this Warrant shall be outstanding, the Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

            (a) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares (including any such reclassification in connection with a consolidation or merger, whether or not the Company is the continuing corporation), or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution, the sale of such securities or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted as of the effective date of such event by multiplying such Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding immediately following such event and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior thereto. Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) If the Company issues or sells shares of Common Stock at less than the Exercise Price in effect immediately prior to such issuance or sale, or if the Company issues or sells securities convertible or exercisable into Common Stock ("Convertible Securities") at a conversion or exercise price per share less than the Exercise Price in effect immediately prior to such issuance or sale, then immediately after such issuance or sale the Exercise Price then in effect shall be reduced to a price determined by multiplying such Exercise Price by a fraction, the numerator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such issuance or sale and (y) the number of shares of Common Stock which the "Aggregate Consideration" (as defined below) in respect of such issuance or sale would purchase at such Exercise Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issuance or sale, including all "Additional Shares" (as defined below) deemed to be outstanding immediately after such issuance or sale. Such adjustment shall be made successively whenever any event described in this Section 5(b) shall occur. In connection with any issuance or sale of Common Stock or Convertible Securities for a consideration less than the then-effective Exercise Price, (A) the term "Additional Shares" shall mean the maximum number of shares of Common Stock issuable upon the exercise and/or conversion of all Convertible Securities so issued by the Company and (B) the term "Aggregate Consideration" shall mean the sum of the consideration actually received by the Company in respect of such issuance or sale plus the aggregate amount payable to the Company upon the exercise and/or conversion of all Convertible Securities included in such issuance or sale.

            (c) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $.01 in such price; provided, however, that any adjustments which by reason of this subsection (5)(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder.

            (d) Each computation required by this Section 5 for purposes of determining whether the Exercise Price shall be adjusted shall be performed by the Company's Chief Financial Officer on the basis of the Company's internally prepared financial statements. Such financial statements shall be prepared and delivered to each Holder promptly after the event requiring such adjustment, and shall be accompanied by a certificate signed by the Chief Financial Officer certifying that such statements have been prepared in accordance with U.S. generally accepted accounting principles on a basis consistently applied and included all adjustments (consisting only of normal, recurring accruals) necessary for a fair presentation of the financial position and results of the Company as of the end of each such period. Any dispute between the Holder and the Company in regard to such a computation shall be referred to and decided by a firm of independent certified public accountants mutually acceptable to the Company and the Holder, which shall be a firm of recognized national reputation (the "Accounting Firm"). Absent manifest error, the computations of the Accounting Firm shall be final and binding on the Company and the Holder.

            (e) Whenever the Exercise Price is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of shares of Common Stock issuable upon exercise of each Warrant to be mailed to the Holder, at its address appearing in the Warrant Register, and shall cause a certified copy thereof to be mailed to its transfer agent, if any.

            (f) All calculations under this Section (5) shall be made to the nearest cent or to the nearest share of Common Stock, as the case may be.

            (g) In the event that at any time, as a result of an adjustment made pursuant to this Warrant, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in subsection (a) above.

            (h) Irrespective of any adjustments in the Exercise Price or the number or kind of Warrant Securities purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

            6. (a) In case of any consolidation with or merger of the Company with or into another corporation (other than a merger in which the Company is the surviving corporation), or in case of any sale, lease, or conveyance to another corporation of the business, property or assets of any nature of the Company as an entirety or substantially as an entirety, such successor, leasing, or purchasing corporation, as the case may be, shall as a condition precedent to such transaction (i) execute with the Holder an agreement providing that the Holder shall have the right thereafter to receive upon exercise of this Warrant at any time prior to the expiration of the Exercise Period, at the Exercise Price in effect immediately prior to the consummation of such transaction, the kind and amount of shares of Common Stock and other securities, property, cash, or any combination thereof receivable upon such consolidation, merger, sale, lease, or conveyance by a holder of the number of shares of Common Stock warrants for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease, or conveyance and (ii) make effective provision in its certificate of incorporation or otherwise, if necessary, to effect such agreement. Such agreement shall provide for adjustments which shall be identical to the adjustments in Section 5. In the event that in connection with any such consolidation, merger, sale, lease or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issuance of additional shares covered by the provisions of Section 5 hereof.

            (b) In case of any reclassification, reorganization or other change of the shares of Common Stock issuable upon exercise of this Warrant (other than a change in par value or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), or in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification, reorganization or other change (including the right to receive cash, securities or other property of any other person) of the shares of Common Stock (other than a change in par value, or from no par value to a specified par value, or as a result of a subdivision or combination, but including any change in the shares into two or more classes or series of shares), the Holder shall have the right thereafter to receive upon exercise of this Warrant at any time prior to the expiration of the Exercise Period the kind and amount of shares of stock and other securities, property, cash, or any combination thereof receivable upon such reclassification, reorganization, change, consolidation, or merger by a holder of the number of shares of Common Stock and warrants for which this Warrant could have been exercised immediately prior to such reclassification, reorganization, change, consolidation, or merger. Thereafter, appropriate provision shall be made for adjustments which shall be identical to the adjustments in Section 5. In the event that in connection with any such reclassification, reorganization, change of shares, consolidation or merger additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be treated as an issue of additional shares covered by the provisions of Section 5 hereof.

            (c) The above provisions of this Section 6 shall similarly apply to successive reclassifications and changes of shares of Common Stock and to successive consolidations, mergers, sales, leases, or conveyances.

      7. In case at any time the Company shall propose:

            (a) to pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in a greater amount per share than the most recent such cash dividend) to all holders of Common Stock; or

            (b) to issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities; or

            (c) to effect any reclassification, reorganization or other change of outstanding shares of Common Stock, or any consolidation, merger, sale, lease, or conveyance of property, described in Section 6; or

            (d) to effect any liquidation, dissolution, or winding-up of the Company, or if any involuntary proceeding is commenced for the liquidation, dissolution or winding-up of the Company; or

            (e) to take any other action which would cause an adjustment to the Exercise Price;

then, and in any one or more of such cases, the Company shall give written notice thereof, by registered mail, postage prepaid, to the Holder at the Holder's address as it shall appear on the books of the Company, mailed at least thirty (30) days prior to (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such dividend, distribution, rights, warrants, or other securities are to be determined, (ii) the date on which any such reclassification, change of outstanding shares of Common Stock, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, winding-up or otherwise is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, change of outstanding shares, consolidation, merger, sale, lease, conveyance of property, liquidation, dissolution, winding-up or otherwise, or (iii) the date of such action which would require an adjustment to the Exercise Price. Such notice shall contain a description in reasonable detail of the proposed action and stating the date or expected date referred to in clauses (i) through (iii) above, as applicable.

8. The issuance of any Warrant Securities or other securities upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such shares or other securities, shall be made without charge to the Holder for any tax or other charge in respect of such issuance. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of any certificate in a name other than that of the Holder and the Company shall not be required to issue or deliver any such certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company, for other Warrants of different denominations entitling the Holder hereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder.

      9. No fractional shares or scrip representing fractional shares, nor any; fractional warrants, shall be issued upon the exercise of the Warrant. With respect to any fraction of a share and/or warrant called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Stock and/or warrant, determined in accordance with Section 1 herein.

      10. The Company represents and warrants to Holder that:

            (a) The Company is a corporation duly organization, validly existing and in good standing under the laws of Nevada; has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted; and is duly qualified or licensed to do business as a foreign corporation in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to be so qualified could not reasonably be expected to have a material adverse effect on the Company.

            (b) The Company has all requisite power and authority to enter into and perform all of its obligations under this Warrant and to carry out the transactions contemplated hereby. The Company has taken all corporate or stockholder actions necessary to authorize it to enter into and perform all of its obligations under this Warrant and to consummate the transactions contemplated hereby. The execution and delivery of this Warrant does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) its certificate of incorporation, by-laws or other governing documents, (ii) any agreement, contract, lease, license, mortgage, indenture, guarantee, or other instrument, undertaking or commitment to which the Company is a party or by which it or its properties or assets are bound or (iii) any judgment, order, injunction, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets.

            (c) This Warrant is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the rights of creditors generally.

            (d) The Company agrees to indemnify and hold harmless the holder of this Warrant and any affiliates, officers, directors, shareholders, members, partners and agents of the holder of this Warrant against any and all loss, liability, claim, damage, and expense whatsoever (including, but not limited to, any and all expenses whatsoever, including the fees and disbursements of counsel, reasonably incurred in investigating, preparing, or defending against any litigation commenced or threatened or any claim whatsoever), arising out of or based upon any breach or failure by the Company to comply with any representation, warranty, covenant, or agreement made by the Company herein.

            (e) The Company agrees that it shall not by any action including, without limitation, amending its certificate of incorporation or by-laws, or through any reorganization, transfer of assets, amalgamation, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent provided herein) or impairment.

      11. The Company may redeem all or a portion of this Warrant, at a call price of $.01 per Warrant upon, 30 days written notice if (i) the Common Stock is listed for trading on any U.S. national securities exchange or stock market,
(ii) the closing bid price of the Common Stock on such U.S. exchange has equaled or exceeded $6.00 for 10 consecutive trading days, and (iii) the shares of Common Stock underlying the Warrants are then eligible for resale pursuant to a registration statement filed with the Securities and Exchange Commission that has been effective for at least 30 calendar days.

      12. Certificates evidencing the shares of Common Stock issued upon exercise of the Warrant shall bear the following legend, unless a registration statement under the Securities Act of 1933 is then effective with respect to such shares of Common Stock:

      THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THESE SECURITIES ARE ALSO RESTRICTED BY THE TERMS OF A SUBSCRIPTION AGREEMENT, A COPY OF WHICH IS AVAILABLE AT THE OFFICES OF THE COMPANY.

      13. Upon receipt of evidence reasonably satisfactory to the Company of the ownership of and the loss, theft, destruction, or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

      14. The Holder of any Warrant shall not have, solely on account of such status, any rights of a stockholder of the Company, either at law or in equity, or to any notice of meetings of stockholders or of any other proceedings of the Company, except as provided in this Warrant.

      15. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or sent by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given, if sent to the Company, at: 5701 Lindero Canyon Rd., Building 2-100, Westlake Village, California 91362, Attention: Chief Executive Officer; or if sent to the Holder, at the Holder's address as it shall appear on the Warrant Register; or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 15. Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 15 shall be deemed given at the time of receipt thereof.

      16. This Warrant shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Holder and its successors and assigns.

      17. This Warrant shall be construed in accordance with the laws of the State of California applicable to contracts made and performed within such State, without regard to principles of conflicts of law.

      18. The Company irrevocably consents to the jurisdiction of the courts of the State of California and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Warrant, any document or instrument delivered pursuant to, in connection with or simultaneously with this Warrant, or a breach of this Warrant or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint or other process.

Dated: ______________, 2005            MEMS USA, INC.


                                       By:______________________________
                                          Name:
                                          Title:

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the attached Warrant.)

      FOR VALUE RECEIVED, ______________________________ hereby sells, assigns, and transfers unto _____________________ a Warrant to purchase shares of Common Stock of MEMS USA, Inc., together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ___________________ attorney to transfer such Warrant on the books of MEMS USA, Inc., with full power of substitution.

Dated: ________________________


                                          Signature ____________________________


                                     NOTICE

      The signature on the foregoing Assignment must correspond to the name as written upon the face of this Warrant in every particular, without alteration or enlargement or any change whatsoever.

To:   MEMS USA, Inc.
      5701 Lindero Canyon Rd.
      Building 2-100
      Westlake Village, CA 91362

                              ELECTION TO EXERCISE

      The undersigned hereby exercises its rights to purchase ______________ shares of Common Stock covered by the within warrant and tenders payment herewith in the amount of $_____________ in accordance with the terms thereof, and requests that certificates for such securities be issued in the name of, and delivered to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of shares of Common Stock shall not be all the shares of Common Stock covered by the within Warrant, that a new Warrant for the balance of the shares of Common Stock covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:_________________________     Name _______________________________________
                                                       (Print)

Address: _______________________________________________________________________


                                    ___________________________________
                                                (Signature)

To:   MEMS USA, Inc.
      5701 Lindero Canyon Rd.
      Building 2-100
      Westlake Village, CA 91362

                           NOTICE OF CASHLESS EXERCISE

            The undersigned hereby irrevocably elects to exchange its Warrant for ___________ shares of Common Stock pursuant to the cashless exercise provisions of the within Warrant, as provided for in Section 1 of such Warrant, and requests that a certificate or certificates for the shares of Common Stock included in such shares of Common Stock, together with a warrant agreement or warrant agreements for the warrants included in such shares of Common Stock, be issued in the name of and delivered to:

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                    (Print Name, Address and Social Security
                          or Tax Identification Number)

and, if such number of shares of Common Stock shall not be all the shares of Common Stock which the undersigned is entitled to purchase in accordance with the within Warrant, that a new Warrant for the balance of the shares of Common Stock covered by the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Dated:_________________________     Name _______________________________________
                                                       (Print)

Address: _______________________________________________________________________


                                    ___________________________________
                                                (Signature)

                                          (Signature must conform in all
                                          respects to the name of the Holder as
                                          specified on the face of the Warrant)


                                       3